SCHEDULE 14A

                       Information Required in Proxy Statement

                               SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange
Act of 1934 (Amendment No.     )

Filed by the Registrant  [X]

Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement

[X]  Definitive Proxy Statement

[ ]  Definitive Additional Materials

[ ]  Soliciting Material Pursuant to Exchange Act Rule 14a-11 or 14a-12

Crown Central Petroleum Corporation
_____________________________________________________________________________
              (Name of Registrant as Specified In Its Charter)

Crown Central Petroleum Corporation
_____________________________________________________________________________
                 (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

[X]  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(l), or 14a-6(j)(2).

[ ] $500 per each part to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1)  Title of each class of securities to which transaction applies:

     ________________________________________________________________________

     2)  Aggregate number of securities to which the transaction applies:

     ________________________________________________________________________

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11: 1

     ________________________________________________________________________

     4)  Proposed maximum aggregate value of transaction:

     ________________________________________________________________________

     [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number or the Form or Schedule and the date of its filing.

     1)  Amount Previously Paid:

     ________________________________________________________________________

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     ________________________________________________________________________

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    _________________________________________________________________________

     4)  Date Filed:

    _________________________________________________________________________






__________________
     1 Set forth the amount on which the filing fee is calculated and state how it was determined.

                        CROWN CENTRAL PETROLEUM CORPORATION
                  ONE NORTH CHARLES STREET, BALTIMORE, MARYLAND 21201
CROWN                  NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
(Registered Trademark)              APRIL 28, 1994
                                                             Baltimore, Maryland
                                                                  March 24, 1994

To the Stockholders of
CROWN CENTRAL PETROLEUM CORPORATION:

     Notice is hereby given that the Annual Meeting of Stockholders of Crown Central Petroleum Corporation will be held at the office of the Corporation, One North Charles Street, Baltimore, Maryland on Thursday, the 28th day of April, 1994 at 2:00 o'clock in the afternoon, Eastern Daylight Time, for the following purposes:

     1.To elect a Board of twelve (12) directors, each to serve until the next
       Annual Meeting of Stockholders and until his or her successor is elected and has qualified, ten (10) of such directors to be elected by the holders of the Class A Common Stock and two (2) of such directors to be elected by the holders of the Class B Common Stock.

     2.To act on the recommendation of the Board of Directors of the Corporation that the stockholders approve the adoption of the 1994 Long-Term Incentive Plan.

     3.To transact such other business as may properly come before the meeting.

     The Board of Directors has fixed the close of business on March 14, 1994 as the record date for the determination of stockholders entitled to notice of and to vote at the meeting.

     Further information regarding the meeting and nominees for election as Directors is set forth in the accompanying Proxy Statement.

     By order of the Board of Directors,


                                           Dolores B. Rawlings

                                           DOLORES B. RAWLINGS

                                                Secretary

   If you do not intend to be present at the meeting, please mark, sign, date and return the accompanying proxy promptly so that your shares may be represented and voted at the meeting. A return envelope is enclosed for your convenience.

                                PROXY STATEMENT

     This statement is furnished in connection with the solicitation of proxies on behalf of the Board of Directors of Crown Central Petroleum Corporation ("Crown" or the "Company") for use at the Annual Meeting of Stockholders to be held at the time and place and for the purposes set forth in the foregoing Notice of Annual Meeting of Stockholders.

     Execution and return of the proxy in the accompanying form will not in any way affect a stockholder's right to attend the meeting and, if the proxy is revoked, to vote in person. The stockholder giving the proxy has the power to revoke it at any time before it is exercised by filing with the Secretary of the Company a written revocation or duly executed proxy bearing a later date. Presence at the meeting will not, of itself, revoke the proxy.

     The expense of the solicitation of proxies will be borne by the Company. In addition to mailings to stockholders, officers and other regular employees of the Company may, to a limited extent, solicit proxies personally or by telephone or telegraph. The Company will also request those persons who hold stock in their names or custody, or in the names of nominees, for the benefit of others to forward copies of such material to the beneficial owners and to request authority for the execution of proxies.

                               OUTSTANDING STOCK

     On March 14, 1994 the Company had outstanding 4,817,392 shares of Class A Common Stock and 5,015,206 shares of Class B Common Stock. The holders of the Class A Common Stock are entitled to elect ten (10) directors, and the holders of the Class B Common Stock are entitled to elect two (2) directors (who may not be employees of the Company or any subsidiary of the Company). Each share of Class A Common Stock is entitled to one vote. Each share of Class B Common Stock is entitled to one-tenth ( 1/10) vote. Only holders of record at the close of business on March 14, 1994 are entitled to vote at the meeting.

                             ELECTION OF DIRECTORS

     At the Annual Meeting, twelve (12) directors will be elected, each to serve until the next Annual Meeting of Stockholders and until his or her successor is duly elected and has qualified. Two (2) directors (who may not be employees of the Company or any subsidiary of the Company) will be elected by the holders of the Class B Common Stock. All other directors will be elected by the holders of the Class A Common Stock. A plurality of all votes cast by the class will be sufficient to elect a director. Abstentions and broker non-votes will not be counted as votes cast. All of the nominees are presently directors of the Company and were elected at the Annual Meeting of Stockholders on April 22, 1993. There are no family relationships among any of the directors. Edward L. Rosenberg, Senior Vice President--Finance and Administration, and Frank B. Rosenberg, Vice President--Marketing, are brothers and are the sons of Henry A. Rosenberg, Jr., Chairman of the Board and Chief Executive Officer. There are no other family relationships among any of the directors and any executive officer. Charles L. Dunlap's employment contract with the Company provides that he will serve as a director. There is no other arrangement or understanding between any director and any other person pursuant to which the director was elected.

     Proxies received will be voted in the manner directed in the proxy or, if no direction is made, for the election of the nominees named below and for approval of the 1994 Long-Term Incentive Plan. Although it is not expected that such a contingency will occur, if any nominee declines or is unable to serve, the proxies will be voted for a substitute nominee and unless otherwise directed, for the other nominees named below:


       NAME AND AGE ON                        PRINCIPAL OCCUPATION FOR LAST 5 YEARS;                 DIRECTOR
       JANUARY 31, 1994                        DIRECTORSHIPS IN PUBLIC CORPORATIONS                    SINCE
- ------------------------------  ------------------------------------------------------------------  -----------
     To be elected by the holders of the Class A Common Stock:
JACK AFRICK                     Retired. Formerly Vice Chairman, UST Inc., September 1990 through         1991
(65)                            May 1993; Executive Vice President, May 1985 through September
                                1990; President and Chief Executive Officer, U.S. Tobacco Company,
                                a subsidiary of UST Inc., May 1987 through September 1990. Also
                                Vice Chairman and a director of Duty-Free International, Inc., and a director of Tanger Factory Outlet Centers, Inc. and Transmedia
                                Network, Inc.
GEORGE L. BUNTING, JR.          President and Chief Executive Officer, Bunting Management Group           1992
(53)                            since July 1991; Chairman and Chief Executive Officer, Noxell
                                Corporation, April 1986 through June 1991. Also a director of
                                Mercantile Bankshares Corporation, PHH Corporation and USF&G
                                Corporation.
MICHAEL F. DACEY                North American Sector Executive and Executive Vice President, The         1991
(49)                            Chase Manhattan Corporation and The Chase Manhattan Bank, N.A.
                                since December 1987.
CHARLES L. DUNLAP               President and Chief Operating Officer of the Company since                1991
(50)                            December 1991; Executive Vice President and Director, Pacific
                                Resources Inc., July 1985 through November 1991.
ROBERT M. FREEMAN               Chairman of the Board and Chief Executive Officer, Signet Banking         1993
(52)                            Corporation since April 1990; President and Chief Executive
                                Officer, April 1989 through March 1990; Vice Chairman, December
                                1978 to April 1989. Also a director of Signet Banking Corporation.
PATRICIA A. GOLDMAN             Senior Vice President-Corporate Communications, USAir, Inc.,              1989
(51)                            February 1988 through January 1994.
WILLIAM L. JEWS                 President and Chief Executive Officer, Blue Cross and Blue Shield         1992
(42)                            of Maryland since April 1993; President and Chief Executive
                                Officer, Dimensions Health Corporation, March 1990 through March
                                1993; President and Chief Executive Officer, Liberty Medical
                                Center, Inc., and St. Luke's Lutheran Holding Company June 1986
                                through February 1990. Also a director of NationsBank Corporation and the Shelter Development Corporation.
HENRY A. ROSENBERG, JR.         Chairman of the Board and Chief Executive Officer of the Company          1955
(64)                            since May 1975. Also a director of Signet Banking Corporation and
                                USF&G Corporation.

       NAME AND AGE ON                        PRINCIPAL OCCUPATION FOR LAST 5 YEARS;                 DIRECTOR
       JANUARY 31, 1994                        DIRECTORSHIPS IN PUBLIC CORPORATIONS                    SINCE
- ------------------------------  ------------------------------------------------------------------  -----------
PHILLIP W. TAFF                 Executive Vice President, Chief Financial Officer and Chief               1992
(52)                            Administrative Officer, Greyhound Lines, Inc. since April 1993;
                                Senior Vice President and Chief Financial Officer, American
                                Trading and Production Corporation ("ATAPCO") May 1991 to April
                                1993; Executive Vice President, PHH Corporation and President, PHH
                                Fleet America, April 1987 through April 1991.
BAILEY A. THOMAS                Chairman of the Board and Chief Executive Officer, McCormick &            1993
(63)                            Company, Inc. since December 1992; President and Chief Executive
                                Officer, March 1992 to December 1992; President and Chief
                                Operating Officer, March 1988 to March 1992. Also a director of
                                McCormick & Company, Inc.
     To be elected by the holders of the Class B Common Stock:
THOMAS M. GIBBONS               Retired. Formerly Chairman of the Board, The Chesapeake and               1988
(68)                            Potomac Telephone Companies (part of Bell Atlantic Corporation),
                                January 1990 through April 1990; Chairman of the Board and Chief
                                Executive Officer, July 1988 to January 1990; President and Chief
                                Executive Officer, January 1983 to July 1988.
MALCOLM MCNAIR                  Retired. Formerly Financial Services Group Representative, Cushman        1972
(69)                            & Wakefield of Long Island, Inc., January 1988 through May 1989.

                               BOARD OF DIRECTORS

     The Board of Directors held ten meetings during the past year. Ms. Goldman attended seven of the ten Board meetings during 1993, and Mr. Thomas attended five of the seven Board meetings held subsequent to his election. All of the other directors attended at least 75% of the meetings of the Board of Directors, and each director attended at least 75% of the meetings of the committees on which he or she served during the year.

Compensation of Directors:

     Each director who is not an employee of the Company or a subsidiary of the Company is paid $12,000 per year for serving as a director and a meeting fee of $600, plus travel expenses, for attendance at each meeting. Each non-employee director who is a member of any committee of the Board of Directors other than the Executive Committee is paid $3,000 per year for serving on each such committee. The Chairman of any committee other than the Executive Committee is paid a fee of $1,000 for serving in that capacity. Directors who are employees receive no separate compensation for serving on the Board, on any Board committee or as Chairman of any committee. See the section Interest of Management and Others in Transactions with the Company and its Subsidiaries in this Proxy Statement for a description of Mr. Africk's consulting agreement under which he is paid a fee of $3,000 per month.

     Effective September 1, 1983 the Company adopted a Deferred Compensation Plan for non-employee directors which permits each such director to defer all, or a portion, of his or her compensation for payment after his or her termination as a director. The Plan provides for the accrual of interest quarterly on the funds at the 90-day Treasury Bill rate in effect at the beginning of the quarter. The director may elect to receive the deferred compensation in one lump sum payment or in a number of annual installments (not exceeding ten).

     The standing committees of the Board of Directors include, in addition to the Executive Committee, which has the authority to act on behalf of the Board of Directors between meetings, the following:

Audit Committee:

     During the past year the Audit Committee has been composed of Messrs. Bunting, Freeman, McNair, Taff and Africk, Chairman. The Audit Committee met five times during the past year. The functions which this Committee performs include: (i) review with the independent public accountants the audit scope and results of the audit engagement; (ii) review of matters pertaining to internal audit and other internal control procedures; (iii) review of audited or unaudited statements to be submitted to the Board for approval; (iv) review of substantial claims by or against the Company; (v) review of current accounting-related matters affecting the Company; and (vi) review of the effect of the scope of non-audit services rendered by the independent public accountants on their independence.

Executive Compensation and Bonus Committee:

     During the past year the Executive Compensation and Bonus Committee has been composed of Ms. Goldman and Messrs. Dacey, Jews, McNair and Gibbons, Chairman. The Committee met five times during the past year. In addition to the administration of the Annual Incentive Plan and the Long-Term Performance Reward Plan, the Committee has the authority and duty to submit recommendations to the Board with respect to the salaries of the Chairman of the Board and President and the authority to submit recommendations to the Board with respect to plans for the compensation of executives of the Company, including amendments to any plans for compensation.

              REPORT OF EXECUTIVE COMPENSATION AND BONUS COMMITTEE

     Historically, the Executive Compensation and Bonus Committee has considered a number of factors in connection with its approval of salaries of the Company's Executive Officers. The officer's position description, salary history and individual performance as reflected in the Chairman's report and recommendations to the Committee are carefully reviewed. The Company's compensation practices and those adopted by other companies in the Baltimore and Houston areas as well as industry comparables (which to the extent practicable reflect median data from companies of similar size and focus) are also routinely considered. Approximately half of the twelve companies most recently selected as industry comparables are included in the more than two dozen companies in the Value Line Integrated Petroleum Index shown on the Performance Graph in this Proxy Statement. The Company's most recent review of compensation practices at other companies suggests that officers' salaries are generally below the median. The Committee is, to the extent practicable, attempting to insure that increases in base salaries are targeted to median levels. The factors that are considered in fixing officers' salaries are not, however, assigned a specific weight, and they are not directly tied to Company performance. In addition, at times the Company retains outside consultants to assist it in evaluating executive compensation.

     Incentive compensation, on the other hand, is based solely on performance. Award levels for the Annual Incentive Plan are based on the Company's Income Before Income Taxes. Ten million dollars of Income Before Income Taxes would have been required to earn a minimum payment under the 1993 Plan, and the maximum payout would have been earned at the $30 million dollar level. These performance levels were fixed by the Committee after a review of the Company's annual plan and the actual results from prior years, as well as consideration of industry and economic conditions and the recommendations of management. Three-fourths of the incentive fund is awarded based on the Company's performance and one-fourth is based on the individual's performance rating by the immediate supervisor. All individual ratings are subject to review by the Chairman of the Board and the Committee. No awards were earned under the Annual Incentive Plan in 1993. Awards under the Long-Term Performance Reward Plan are based solely on the Company's performance during a three-year period as measured by average Total Net Income during the period. An average Net Income in excess of $10 million dollars is required for an award for the 1993-1995 period. The maximum award payable under the Plan for this cycle requires Total Net Income to average $28 million dollars. Bonuses under this Plan are calculated as a percentage of the average of the participant's year-end base pay during the cycle.


     Except as set forth above with respect to the Annual Incentive Plan and the Long-Term Performance Reward Plan, the Executive Compensation and Bonus Committee had not previously established specific criteria or factors to be considered in measuring the corporation's performance for the purpose of fixing executive compensation or that of the Chief Executive Officer. Mr. Rosenberg's current salary was established in April 1992 and was not increased during 1993. Base compensation for Mr. Dunlap is determined by a five-year employment contract between the Company and Mr. Dunlap. That contract is described in this Proxy Statement in the section following the Summary Compensation Table.


     During 1993, management completed for the Committee a study of salary levels of employees of other independent petroleum companies and of compensation policies in general. Concurrently, the Company implemented a company-wide management system which is based upon pay for performance. In addition, the Company retained a consulting firm to assist with the development of a compensation strategy and policies governing executive compensation that reflect the results of that study and the pay for performance management system that has been implemented. The new 1994 Annual Incentive Plan and the proposed 1994 Long-Term Incentive Plan are a result of this work.

     The 1994 Annual Incentive Plan is a cash plan that may, based upon Committee approval, be offered to officers, senior management and other key operational managers. Minimum performance levels, targets and maximum awards are established by the Committee for each plan year. Participants can earn a percentage of base salary and from 25-40% of a participant's award is based upon the individual's performance which is measured by the Crown management system. The balance of the award is determined by the Company's performance which is based upon Income Before Income Taxes. Income Before Income Taxes must meet the annual minimum threshold approved by the Committee for any awards to be earned in a plan year. The proposed 1994 Long-Term Incentive Plan was also developed for and has been approved by the Committee. It is described in detail following the Committee's Report.

     It is not currently anticipated that any officer could earn annual compensation in excess of one million dollars under either the existing or the proposed compensation plans. Stockholder approval of the 1994 Annual Incentive Plan would be required for compensation under this plan to qualify for deductibility under Section 162(m) of the Internal Revenue Code. Some additional limitations on the performance vested restricted stock portion (but not the non-qualified stock option portion) of the 1994 Long-Term Incentive Plan might also be required to qualify that compensation for deductibility. The Committee will consider recommending such steps as may be required to qualify either annual or long-term incentive compensation for deductibility if that appears appropriate at some time in the future.

     This Report has been submitted by the Executive Compensation and Bonus
Committee: Thomas M. Gibbons, Chairman; Michael F. Dacey; Patricia A. Goldman; William L. Jews and Malcolm McNair.

                         1994 LONG-TERM INCENTIVE PLAN
            ADOPTION OF THIS PLAN IS SUBJECT TO STOCKHOLDER APPROVAL
                             (ITEM 2. ON THE PROXY)


     The Board of Directors recommends stockholder approval of the proposed 1994 Long-Term Incentive Plan (the "Plan") that is designed to encourage a high level of performance from officers and key employees who have significant responsibilities and who can contribute, in a meaningful way, to the success of the Company and its subsidiaries. The Awards are intended to attract, motivate and retain these key employees by insuring that they have an increased proprietary interest in the business and success of the Company. There are currently eleven executive officers, including all of those officers listed in the Summary Compensation Table in this Proxy Statement, and approximately fifteen key employees eligible for participation in the proposed Plan. The Plan provides for Awards of Non-qualified Stock Options ("Options") for the purchase of the Company's Class B Common Stock (the "Stock") and Performance Vested Restricted Stock ("PVR Stock") which is also awarded in shares of Class B Common Stock.


     Awards will be made by the Executive Compensation and Bonus Committee, or such other committee as may be designated by the Board (the "Committee"). Awards of up to a total of 1,100,000 shares of Option Stock and PVR Stock will be available under the Plan, either from authorized but unissued shares of Class B Common Stock or from shares of Class B Common Stock purchased specifically for use under the Plan. The 5,015,206 shares of Class B Common Stock outstanding will be diluted to the extent that authorized but unissued shares of Class B Common Stock are used to fund the Plan. No more than 550,000 shares of the total shares allocated to the Plan may be for awards in the form of PVR Stock, and no participant may receive more than 150,000 shares of Option Stock or 50,000 shares of PVR Stock in any one year. Shares relating to unexercised Options or undistributed shares that have been terminated or forfeited may, to the extent permitted by law, be reissued under the Plan.

Class B Common Stock


     Each share of Class B Common Stock, par value $5 per share, is entitled to one-tenth ( 1/10) vote, and the holders of Class B Common Stock voting as a class are entitled to elect two (2) directors (who may not be employees of the Corporation or any subsidiaries of the Company) and to remove directors so elected. Except as provided with respect to voting rights (and stock distributions payable in stock which must treat the two classes equally), Class B Common Stock has the same rights and provisions as the Class A Common Stock. The Company's Class B Common Stock is listed on the American Stock Exchange, and the Company intends to apply for the listing of any additional shares of Stock which may be issued under the Plan. The closing price of the Company's Class B Common Stock on the American Stock Exchange on February 24, 1994 was $16.75.


Non-qualified Stock Options

     The award of a Non-qualified Stock Option will allow the participant to purchase a specified number of shares of Stock during the term of the Option which may not exceed 10 years. The option price may not be less than 100% of the fair market value of the Class B Common Stock on the date the Option is granted. The number of option shares, term, purchase price and various other terms will be established by the Committee at the time of the award. Option Stock may be purchased in cash or the Committee may allow a participant to purchase the Option Stock by the tender of Stock or by a combination of cash and Stock. To the extent permitted by law, the Committee may also agree to accept from the Participant as full or partial payment of the purchase price of Option Stock an interest-bearing promissory note for future cash payments (not to exceed five years from the date of the note) which will be secured by a pledge of the shares of

Stock. In addition, the Committee may allow the simultaneous exercise of an Option and sale of shares of Stock with the proceeds of the sale used for the payment of the purchase price of the Option Shares. The Company is permitted a tax deduction at the time an Option is exercised equal to the "spread" which is the difference between the market price at the time of exercise and the option price. The Participant will recognize ordinary income on the spread at the time of exercise and may also be subject to a capital gains tax upon the sale of the Stock.

Performance Vested Restricted Stock

     Performance Vested Restricted Stock is issued to a participant subject to the attainment of performance goals and the satisfaction of various restrictions established by the Committee. The initial performance goals will be based upon the Company's Net Margin which is defined in the Plan as Refining Gross Margin minus Total Refining Costs plus the Marketing Contribution minus Administrative Costs. These terms are also defined in the Plan. In addition, Income Before Income Taxes must meet the minimum threshold approved by the Committee for any Awards of PVR Stock to be earned under the Plan. The Committee has the authority under the Plan to adjust goals as it may, in its discretion, determine is appropriate under the circumstances. Subject to the restrictions (which may also be applied to dividends and other distributions prior to the Stock being fully vested) and such other terms and conditions as the Committee may establish, the Participant shall have the rights of a holder of the Stock. The stock certificate shall bear an appropriate restrictive legend and be subject to appropriate stop-transfer orders, or it may be held in the custody of the Company until the restrictions lapse. The Company is permitted a tax deduction equal to the market value of the Stock at the time it vests. The Participant recognizes ordinary income equal to the market value of the Stock at the time it vests and is subject to a capital gains tax when the Stock is sold.


     Each Award shall be evidenced by an Award Agreement signed by the Participant and the Company setting forth the shares of Stock subject to the Award and the terms and conditions of the Award. Awards shall not be assignable or transferable, and in accordance with the terms in the Award, may be subject to forfeiture or cancellation upon retirement, disability, death or termination of employment with the Company. Awards to statutory insiders will require minimum holding periods for Stock and derivative securities granted under the Plan. Subject to certain restrictions, the Committee may permit the surrender of outstanding Awards in order to exercise other Awards or in exchange for new Awards. The Committee may also agree to accelerated time periods, purchase outstanding Awards for cash or make adjustments or modifications to outstanding Awards as it deems appropriate to maintain and protect the rights of Participants in the event there is an actual or anticipated change of control of the Company as defined in the Plan. Participants may receive cash awards in addition to PVR Stock if performance exceeds the target index established for the applicable performance period. The Plan is unfunded and Participants have no rights other than as unsecured creditors of the Company. No Awards may be granted more than 10 years from the effective date of the Plan.


     The description of the Plan set forth above is intended to cover only the material features of the Plan. Specific details concerning the provisions that have been described and additional information may be obtained by referring to the actual Plan, a copy of which is included as an Exhibit to this Proxy Statement.

     The Plan is subject to stockholder approval. Two-thirds ( 2/3) of the votes cast at the meeting will be required for stockholder approval. Abstentions and broker non-votes will not be counted as votes cast. The Board of Directors recommends a vote for approval of the 1994 Long-Term Incentive Plan.

     Subject to stockholder approval of the Plan, the Executive Compensation and Bonus Committee of the Board has approved the granting of initial Awards to Participants as of February 24, 1994. The table below sets forth information concerning the proposed Awards. The Committee will grant Awards annually to Participants (and groups of Participants) as it deems appropriate to satisfy the objectives of the Plan, subject only to the limitations set forth in the Plan on the number of shares that may be awarded annually to any one individual.



                               NEW PLAN BENEFITS



                                                                    1994 LONG-TERM INCENTIVE PLAN1
                                                           ------------------------------------------------
                    NAME AND POSITION                      DOLLAR VALUE($)2         NUMBER OF UNITS
- ---------------------------------------------------------  ----------------  ------------------------------
Henry A. Rosenberg, Jr...................................         --         25,000 Option Shares
Chairman of the Board and Chief Executive Officer           $      418,500   24,800 PVR Stock Shares
Charles L. Dunlap........................................         --         15,800 Option Shares
President and Chief Operating Officer                              263,250   15,600 PVR Stock Shares
Thomas L. Owsley.........................................         --         4,700 Option Shares
Vice President--Legal                                               75,938   4,500 PVR Stock Shares
George R. Sutherland, Jr.................................         --         4,700 Option Shares
Vice President--Supply and Transportation                           75,928   4,500 PVR Stock Shares
Randall M. Trembly.......................................         --         4,700 Option Shares
Vice President--Refining                                            75,938   4,500 PVR Stock Shares
Executive Group..........................................         --         83,800 Option Shares
(including those Executive Officers listed above)                1,377,000   81,600 PVR Stock Shares
Non-Executive Officer....................................         --         18,000 Option Shares
Employee Group                                                     288,563   17,100 PVR Stock Shares


- ---------------

1 Directors who are not officers of the Company are not eligible to participate in the Plan.


2 Based on the average of the highest and lowest sale price of the Company's
  Class B Common Stock on the American Stock Exchange on February 24, 1994.

                         SECURITY OWNERSHIP BY CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth the shares of each class of the Company's stock and the percentage of each class owned by all persons known by the Company to be the beneficial owner of more than 5% of the shares of any class on January 31, 1994:

          NAME AND ADDRESS OF                                                          PERCENTAGE
           BENEFICIAL OWNER                      TITLE OF CLASS             AMOUNT      OF CLASS
- ---------------------------------------  -------------------------------  -----------  -----------
American Trading and Production          Class A Common Stock               2,471,188       51.30
  Corporation "group"(a)                 Class B Common Stock                 614,709       12.26
Blaustein Building
P.0. Box 238
Baltimore, MD 21203
A.I.C. Limited "group"(b)                Class A Common Stock                 448,900        9.32
7930 Clayton Road
St. Louis, MO 63117
Heine Securities Corporation             Class A Common Stock                 242,700        5.04
51 John F. Kennedy Parkway               Class B Common Stock                 463,600        9.24
Short Hills, NJ 07078(c)
Sound Shore Management, Inc.             Class B Common Stock                 343,200        6.84
Eight Sound Shore Drive
P.O. Box 1810
Greenwich, CT 06836(d)

- ---------------

(a) ATAPCO (holder of 2,366,526 shares of Class A Common Stock and 591,629 shares of Class B Common Stock) and various persons who (or whose spouse) hold stock in that corporation either individually or in a fiduciary or beneficial capacity (holders of 104,662 shares of Class A Common Stock and 23,080 shares of Class B Common Stock) are a "group" as that term is used in
    Section 13(d)(3) of the Securities Exchange Act of 1934 (the "Exchange
    Act").

(b) This information was obtained from a report on Schedule 13D dated January 14, 1983, and an amendment dated May 24, 1990, which were filed with the Securities and Exchange Commission (the "Commission"). A.I.C. Limited, the record owner of 448,900 shares of Class A Common Stock, and two associates, who have no record ownership of Class A Common Stock, are a "group" as that term is used in Section 13(d)(3) of the Exchange Act.

(c) This information was obtained from a report on Schedule 13G dated February 12, 1993 filed with the Commission. Heine Securities Corporation is a registered investment advisor.

(d) This information was obtained from a report on Schedule 13G dated February 1, 1991 filed with the Commission. Sound Shore Management, Inc. is a registered investment advisor.

     The following table sets forth the number of shares of each class of the Company's stock and the percentage of each class owned by each of the directors and nominees, by certain executive officers and by all directors and officers as a group on January 31, 1994:

                                                                    SHARES OF SECURITIES BENEFICIALLY OWNED
                                                                            ON JANUARY 31, 1994 (A)
                                                                  --------------------------------------------
                                                                                                CLASS B
                                                                         CLASS A              COMMON STOCK
                                                                       COMMON STOCK
                                                                  ----------------------  --------------------
                                                                    AMOUNT         %       AMOUNT        %
                                                                  -----------  ---------  ---------  ---------
Jack Africk.....................................................           --                   500        (b)
George L. Bunting, Jr. .........................................           --                   800        (b)
Michael F. Dacey................................................        1,000        (b)         --
Charles L. Dunlap...............................................           --                 2,500        (b)
Robert M. Freeman...............................................        1,000        (b)         --
Thomas M. Gibbons...............................................          200        (b)         --
Patricia A. Goldman.............................................          100        (b)         --
William L. Jews.................................................           --                   200        (b)
Malcolm McNair..................................................          251     (b)(c)         36        (b)
Thomas L. Owsley................................................        8,861        (b)        148        (b)
Henry A. Rosenberg, Jr.(d)......................................    2,471,188      51.30    614,709      12.26
George R. Sutherland, Jr.(e)....................................          250        (b)      1,225        (b)
Phillip W. Taff.................................................          500        (b)         --
Bailey A. Thomas................................................          500        (b)         --
Randall M. Trembly..............................................       11,458        (b)         85        (b)
All Directors, Nominees and Officers as a group including those
listed above (21 individuals)...................................    2,502,496      51.95    620,704      12.38

- ---------------

      (a)  Unless otherwise noted, the director holds sole voting and investment power over the shares listed. In the case of officers of the Company, includes interest in shares held by the trustee under the
           Employees Savings Plan.
      (b)  Represents less than one percent.
      (c)  Mr. McNair holds 100 shares jointly with his wife with whom he shares voting and investment power.
      (d)  Henry A. Rosenberg, Jr. is a director and stockholder of ATAPCO which is a member of the "group" (as that term is used in Section 13(d)(3) of the Exchange Act) referred to in the first table under this heading, "Security Ownership by Certain Beneficial Owners and Management." The shares listed are the shares owned by the ATAPCO "group." Henry A. Rosenberg, Jr. owns shares of preferred stock and is a beneficiary of a trust of which he is one of the trustees holding common stock of ATAPCO. In addition,
           Mr. Rosenberg is one of the trustees of other trusts, in which he has no beneficial interest, which own shares of preferred and common stock of ATAPCO. Of the shares listed above, Mr. Rosenberg holds 21,132 shares of Class A Common Stock and 2,187 shares of Class B Common Stock individually and in the
           Company's Employees Savings Plan.
      (e)  Mr. Sutherland holds his stock jointly with his wife with whom he shares voting and investment power.

     Based upon a review of the Forms 3, 4 and 5 and any amendments thereto, filed with the Commission and furnished to the Company as well as letters provided to the Company by various reporting persons, the Company is of the opinion that no reporting person has failed to file on a timely basis the reports required by Section 16(a) of the Exchange Act during the Company's most recent fiscal year.

                       INTEREST OF MANAGEMENT AND OTHERS
             IN TRANSACTIONS WITH THE COMPANY AND ITS SUBSIDIARIES

     In the ordinary course of business, the Company leases offices in an office building owned by American Trading Real Estate Company, Inc., all of the stock of which is owned by American Trading Real Estate Properties, Inc., a wholly-owned subsidiary of ATAPCO of which Messrs. Henry A. Rosenberg, Jr. and Edward L. Rosenberg are directors and stockholders, and Mr. Frank B. Rosenberg is a stockholder. During 1993 the total rent paid including escalation was $1,031,059 which was no greater than the rent charged others for comparable space in such building. In addition, the Company paid $61,928 for alterations, maintenance, and miscellaneous charges, which was no greater than charges to others for comparable services.

     In the ordinary course of business, the Company and its subsidiaries maintain bank accounts in and relationships with, including from time to time borrowings from, The Chase Manhattan Bank, N.A., of which Mr. Dacey is an officer, and Signet Bank/Maryland, a subsidiary of Signet Banking Corporation, of which Mr. Freeman is an officer and a director and Mr. Henry A. Rosenberg, Jr. is a director. Signet Bank/Maryland is also the Trustee of the Company's Retirement Plan.

     Effective November 1, 1993, Mr. Africk became a general business advisor and consultant to the Company for which he is paid a consultancy fee of $3,000 per month. His work in this capacity is in addition to his service as a Director, member of the Executive Committee and Chairman of the Audit Committee.

         ADDITIONAL INFORMATION WITH RESPECT TO COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION IN COMPENSATION DECISIONS

     As noted above, Mr. Dacey, a member of the Executive Compensation and Bonus Committee, is an officer of The Chase Manhattan Bank, N.A. In the normal course of business, the Company and its subsidiaries maintain bank accounts and relationships, including borrowings, with Chase Manhattan Bank.

                           SUMMARY COMPENSATION TABLE



     The following table sets forth the compensation awarded to, earned by or paid to the chief executive officer and the other four most highly compensated executive officers for all services rendered in all capacities to the Company and its subsidiaries during the last three fiscal years:


                                                                                        LONG-TERM1
                                                  ANNUAL COMPENSATION                  COMPENSATION
                                   --------------------------------------------------  ------------
            NAME AND                                                    OTHER ANNUAL       LTIP        ALL OTHER
       PRINCIPAL POSITION            YEAR       SALARY        BONUS     COMPENSATION2    PAYOUTS     COMPENSATION3
Henry A. Rosenberg, Jr.                 1993  $   525,000          -0-   $    17,734           -0-    $    15,736
Chairman of the Board and Chief         1992      521,668          -0-        17,520           -0-         15,670
Executive Officer                       1991      501,672          -0-                  $  125,698
Charles L. Dunlap                       1993  $   381,672          -0-   $    16,224           -0-    $    13,777
President and Chief Operating           1992      375,000          -0-        15,210           -0-          3,833
Officer                                 1991       31,250  $  100,0004                         -0-
Thomas L. Owsley                        1993  $   148,000          -0-   $    13,225           -0-    $     7,038
Vice President--Legal                   1992      137,000          -0-        13,044           -0-          6,914
                                        1991      132,500          -0-                  $   33,692
George R. Sutherland, Jr.               1993  $   152,504          -0-   $    12,265           -0-    $     5,322
Vice President--Supply and              1992       75,577          -0-         5,322           -0-          1,241
Transportation                          1991          N/A          N/A                         N/A
Randall M. Trembly                      1993  $   145,000          -0-   $    12,000           -0-    $     6,034
Vice President--Refining                1992      135,000          -0-        12,000           -0-          6,945
                                        1991      119,667          -0-                  $   31,250

     1 These amounts represent payments made under the Company's Long-Term Performance Reward Plan which is based on the Company's earnings during a three-year period, and bonuses are calculated as a percentage of the employee's year-end base pay during the cycle.

     2 These amounts include automobile allowances, gasoline allowances, and the tax gross-ups applicable to the gasoline allowances. Information for years prior to 1992 is not required. Perquisites below the required reporting levels are not included in this Table.

     3 These amounts include imputed income related to excess life insurance, payments for executive medical insurance and the Company's matching payments under the Employees Savings Plan. Information for years prior to 1992 is not required. In 1993, the inputed income for Mr. Rosenberg was $4,176; for Mr. Dunlap, $2,218 and for Mr. Sutherland, $1,072. The executive medical payments for the officers listed in the table were $1,560. The balance of the amount reported for 1993 represents the Company's matching payments under the Employees Savings Plan.

     4 Mr. Dunlap joined the Company in 1991 and was paid a signing bonus of $100,000.

Employment Agreement with Charles L. Dunlap

     Mr. Dunlap has an employment agreement with the Company to serve as the President and Chief Operating Officer for a term of five years beginning on December 1, 1991 and ending on November 30, 1996. The contract is automatically extended from year to year unless either party gives a proper notice of termination to the other party. Under the agreement, Mr. Dunlap is entitled to receive a minimum base salary of $375,000 per year and to participate in the Company's bonus, incentive and benefit plans including the Company's Supplemental Retirement Income Plan for Senior Executives. The agreement fixes the rights of the parties in the event of termination of employment during the term of the agreement, and it includes a non-compete provision which places certain limitations upon Mr. Dunlap's activities.

             LONG-TERM INCENTIVE PLANS--AWARDS IN LAST FISCAL YEAR

                                                                               ESTIMATED FUTURE PAYOUT
                                                                         UNDER NON-STOCK PRICE-BASED PLANSA
                                           PERFORMANCE OR OTHER        ---------------------------------------
     NAME                                   PERIOD UNTIL PAYOUT          THRESHOLD     MID POINT     MAXIMUM
- ------------------------------------  -------------------------------  -------------  -----------  -----------
Henry A. Rosenberg, Jr. ............       Jan. 1, 1993-Dec. 31, 1995          -0-    $   105,000  $   210,000
Charles L. Dunlap...................       Jan. 1, 1993-Dec. 31, 1995          -0-         77,002      154,003
Thomas L. Owsley....................       Jan. 1, 1993-Dec. 31, 1995          -0-         30,600       61,200
George R. Sutherland, Jr. ..........       Jan. 1, 1993-Dec. 31, 1995          -0-         30,751       61,502
Randall M. Trembly..................       Jan. 1, 1993-Dec. 31, 1995          -0-         30,000       60,000

- ---------------

a The Table reflects participation levels established in the last fiscal year for awards under the Long-Term Performance Reward Plan. As noted in the Executive Compensation and Bonus Committee Report, bonus payments are based on the Company's performance during the three-year period as measured by Total Net Income. The Company reported a loss for 1993, the first year in the current cycle. Payout levels are calculated as a percentage of the participant's year-end base pay during the cycle. Awards for performance between established levels are interpolated; and, accordingly, payments can range between 0 and the maximum shown in the Table. Levels in the Table are based on current salaries.

                               PENSION PLAN TABLE

                                                YEARS OF SERVICE
                  ----------------------------------------------------------------------------
  REMUNERATION        15           20           25           30           35           45
- ----------------  -----------  -----------  -----------  -----------  -----------  -----------
$   150,000      $     54,000  $    72,000  $    94,500  $   117,000  $   139,500  $   184,500
    200,000            72,000       96,000      126,000      156,000      186,000      246,000
    250,000            90,000      120,000      157,500      195,000      232,500      307,500
    300,000           108,000      144,000      189,000      234,000      279,000      369,000
    400,000           144,000      192,000      252,000      312,000      372,000      492,000
    500,000           180,000      240,000      315,000      390,000      465,000      615,000

     The table above reflects the retirement benefits (life annuity with 60 months certain) which would be payable under the Company's Retirement Plan at various base salary levels and years of service projected to normal retirement. On July 1, 1993, the Company's Retirement Income Plan was merged into its Pension Plan which was renamed the Retirement Plan. The Retirement Plan is a career average plan with benefits based on taxable compensation. Limitations imposed by the Internal Revenue Code or any other statute are not reflected in the table since the Company's Supplemental Retirement Income Plan for Senior Executives is designed to provide or restore to participants the benefits that would have been received under the Retirement Plan if calculated without regard to such limitations. Henry A. Rosenberg, Jr. and Charles L. Dunlap are currently covered by the Supplemental Retirement Income Plan and Thomas L. Owsley, George
R. Sutherland, Jr. and Randall M. Trembly will be eligible to participate at age 55 if they are designated as participants by the Board of Directors. The estimated years of credited service projected to normal retirement for the executives listed in the Summary Compensation Table are: Henry A. Rosenberg, Jr., 42.33; Charles L. Dunlap, 16.5; Thomas L. Owsley, 23.58; George R. Sutherland, Jr., 17.42; and Randall M. Trembly, 27.88.

                               PERFORMANCE GRAPH
                      TOTAL SHAREHOLDER RETURN COMPARISON
                             (AMOUNTS IN DOLLARS)

                               1988       1989      1990     1991      1992     1993
                               ----       ----      ----     ----      ----     ----
CROWN COMMON                   $100       $148      $115     $116      $ 68     $ 78
AMEX MARKET VALUE INDEX         100        124       101      129       130      156
VALUE LINE INT. PET. INDEX      100        137       146      158       154      186


     The graph above plots the cumulative shareholder's return on a $100 investment in Crown Common Stock (Class A and Class B combined on a weighted market value basis) over a five-year period assuming that all dividends are reinvested. The American Stock Exchange Market Value Index and the Value Line Integrated Petroleum Index are also shown on the graph for comparative purposes. It should be noted that the Value Line Index includes a number of major oil companies that are significantly larger than Crown. Many of these companies are also engaged in the upstream production of both crude oil and natural gas and are in other lines of business in addition to their refining and marketing activities.

                RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

     The principal independent public accountant for the Company and its subsidiaries since the organization of the Company has been Ernst & Young or its predecessor, and such firm has been selected again for the current fiscal year. A representative of Ernst & Young will be present at the Annual Meeting of Stockholders and while no statement is intended to be made by such representative, he will respond to any questions directed to him.

              STOCKHOLDERS' PROPOSALS FOR THE 1995 ANNUAL MEETING

     Proposals of stockholders of the Company intended to be presented at the Annual Stockholders Meeting of the Company in 1995 must be received by the Secretary of the Company, One North Charles Street, P.O. Box 1168, Baltimore, Maryland 21203 not later than November 25, 1994 and must otherwise comply with the rules of the Commission to be eligible for inclusion in the Proxy Statement for the Annual Meeting in 1995.

                                 OTHER MATTERS

     Management does not know of any other business to come before the meeting other than as set forth in the Notice of Annual Meeting of Stockholders. However, if any other business should properly come before the meeting, the proxies will be voted with respect thereto in accordance with the direction of the proxy holders.

                     INFORMATION INCORPORATED BY REFERENCE

     The Company's Financial Statements and Supplementary Data (Item 8), Management's Discussion and Analysis of Financial Condition and Results of Operations (Item 7), Changes in and Disagreements with Auditors on Accounting and Financial Disclosure (Item 9) and supplementary financial information with respect to Quarterly Results of Operations are set forth in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1993, and are hereby incorporated by reference.

                                           DOLORES B. RAWLINGS
                                           Secretary

March 24, 1994

                                                                         EXHIBIT

                      CROWN CENTRAL PETROLEUM CORPORATION
                         1994 LONG-TERM INCENTIVE PLAN

SECTION 1: ESTABLISHMENT AND PURPOSE

     The purpose of the Crown Central Petroleum Corporation 1994 Long-Term Incentive Plan (the "Plan") is to benefit the Corporation and its Subsidiaries. The Plan is also intended to benefit the Corporation's stockholders by encouraging high levels of performance by individuals who are key to the success of the Corporation and its Subsidiaries and to enable the Corporation and its Subsidiaries to attract, motivate and retain talented and experienced individuals essential to the Corporation's success. This is to be accomplished by providing such employees an opportunity to obtain or increase their proprietary interest in the Corporation's performance and by providing such employees with additional incentives to remain with the Corporation and its Subsidiaries.

SECTION 2: DEFINITIONS

     The following terms, as used herein, shall have the meaning specified:

       a.  "ADMINISTRATIVE COSTS" means total administrative operating expenses exclusive of refinery, supply and transportation, and marketing expenses plus total interest expense including capitalized interest costs net of interest income as determined by the Committee under the
           Corporation's regular accounting practices applied on a consistent basis.
       b.  "AWARD" means Non-qualified Stock Options and Performance Vested Restricted Stock granted pursuant to Section 4 hereof.
       c.  "AWARD AGREEMENT" means an agreement described in Section 6 hereof entered into between the
           Corporation and a Participant, setting forth the terms and conditions applicable to the Award granted to the Participant.
       d.  "BOARD OF DIRECTORS" means the Board of Directors of the Corporation as it may be comprised from time to time.
       e.  "CAUSE" means an act that constitutes cause for termination of employment under the
           Corporation or Subsidiary's normal personnel practices.
       f.  "CODE" means the Internal Revenue Code of 1986, and any successor statute, and the regulations promulgated thereunder, as it or they may be amended from time to time.
       g.  "COMMITTEE" means the Committee as defined in Section 8 hereof.
       h.  "CORPORATION" means Crown Central Petroleum Corporation, and any successor corporation.
       i.  "COVERED EMPLOYEE" means a covered employee within the meaning of Code Section 162(m)(3).
       j.  "EMPLOYEE" means officers and other key employees of the Corporation or a Subsidiary, but excludes directors who are not also officers or employees of the Corporation.
       k.  "EXCHANGE ACT" means the Securities Exchange Act of 1934, and any successor statute, as it may be amended from time to time.
       l.  "FAIR MARKET VALUE" means the average of the highest and lowest sale price of the Stock as reported on the American Stock Exchange on the relevant date, or if no sale of the Stock is reported for such date, the next preceding day for which there is a reported sale.
       m.  "INSIDER" means any person who is subject to Section 16.

       n.  "MARKETING CONTRIBUTION" means Crown's marketing revenues minus expenses as determined by the
           Committee under the Corporation's regular accounting practices applied on a consistent basis.
       o.  "NET MARGIN" means the Corporation's Refining Gross Margin reduced by Total Refining Costs and
           Administrative Costs and increased by the Marketing Contribution as determined by the
           Committee under the Corporation's regular accounting practices applied on a consistent basis.
       p.  "NON-QUALIFIED STOCK OPTION" means an option to purchase Stock that is granted pursuant to
           Section 4(a) hereof that does not meet the requirements of Code Section 422, or if meeting those requirements, is not intended to be an incentive stock option under Code Section 422.
       q.  "PARTICIPANT" means any Employee who has been granted an Award pursuant to this Plan.
       r.  "REFINING GROSS MARGIN" means the measure of actual gross margin at the refinery (revenues minus costs of goods) as determined by the Committee under the Corporation's regular accounting practices applied on a consistent basis compared to a model for optimal refining performance as determined by the Committee.
       s.  "SECTION 16" means Section 16 of the Exchange Act, and any successor statutory provision, and the rules promulgated thereunder, as it or they may be amended from time to time.
       t.  "STOCK" means shares of Class B Common Stock of the Corporation, par value $5 per share, or any security of the Corporation issued in substitution, exchange or lieu thereof.
       u.  "SUBSIDIARY" means any corporation in which the Corporation, directly or indirectly, controls
           50% or more of the total combined voting power of all classes of such corporation's stock.
       v.  "TOTAL REFINING COSTS" means total refinery operating costs as determined by the Committee under the Corporation's regular accounting practices applied on a consistent basis.

SECTION 3: ELIGIBILITY

     Persons eligible for Awards shall consist of Employees who hold positions of significant responsibility with the Corporation and/or a Subsidiary or whose performance or potential contribution, in the judgment of the Committee, will benefit the future success of the Corporation and/or a Subsidiary.

SECTION 4: AWARDS

     The Committee may grant either of the following types of Awards, singly or in combination, as the Committee may in its sole discretion determine:

       a.  NON-QUALIFIED STOCK OPTIONS. A Non-qualified Stock Option is an option to purchase a specific number of shares of Stock during such specified time as the Committee may determine, not to exceed ten (10) years, at a price not less than 100% of the Fair Market Value of the Stock on the date the option is granted.


       1)  The purchase price of the Stock subject to the option may be paid in cash. At the discretion of the Committee at the time of exercise or as provided in the Award
           Agreement, the purchase price may also be paid by the tender of Stock (the value of such
           Stock shall be its Fair Market Value on the date of exercise), or through a combination of Stock and cash, or through such other means as the
                                       2

           Committee determines are consistent with the Plan's purpose and applicable law. No fractional shares of Stock will be issued or accepted.
       2)  Without limiting the foregoing, to the extent permitted by law (including relevant state law), (A) the Committee may agree to accept as full or partial payment of the purchase price of Stock issued upon exercise of options, a promissory note of the Participant evidencing the Participant's obligation to make future cash payments to the Corporation, which promissory notes shall be payable as determined by the Committee (but in no event later than five (5) years after the date thereof), shall be secured by a pledge of the shares of Stock purchased, and shall bear interest at a rate established by the Committee which shall be at least equal to the minimum interest rate required at the time to avoid imputed interest under the Code, and (B) the Committee may also permit Participants, at the time of exercise or as provided in the Award Agreement, simultaneously to exercise options and sell the shares of Stock thereby acquired, pursuant to a brokerage or similar arrangement approved in advance by the Committee, and use the proceeds from such sale as payment of the purchase price of such Stock.

       b.  PERFORMANCE VESTED RESTRICTED STOCK. Performance Vested Restricted Stock is Stock that is issued to a Participant and is subject to the attainment of performance goals, restrictions on transfer or such other restrictions on incidents of ownership, if any, as the Committee may determine.

       1)  The performance goals shall be based on such measure or measures of performance, which may include, but need not be limited to, the performance of the Corporation, one or more
           Subsidiaries or one or more of their divisions or units, or any combination of the foregoing, as the Committee shall determine, and may be applied on an absolute basis or be relative to industry or other indices, or any combination thereof. Unless otherwise provided in an Award, such performance goals may be adjusted in any manner by the
           Committee in its discretion at any time and from time to time if it determines that such performance goals are not appropriate under the circumstances. The performance goals for
           Covered Employees shall be based on the Corporation's Net Margin unless prior to the grant of an Award the Committee determines that another performance measurement or measurements, including but not limited to net income, income before taxes or return on equity, should be substituted.
       2)  Subject to such restrictions, the Participant as owner of such shares of Performance
           Vested Restricted Stock shall have the rights of the holder thereof, except that the
           Committee may provide at the time of the Award that any dividends or other distributions paid on such Stock while subject to such restrictions shall be accumulated or reinvested in Stock and held subject to the same restrictions as the Performance Vested Restricted
           Stock and such other terms and conditions as the Committee shall determine.
       3)  A certificate for the shares of Performance Vested Restricted Stock, which certificate shall be registered in the name of the Participant, shall bear an appropriate restrictive legend and shall be subject to appropriate stop-transfer orders or the certificates representing shares of Performance Vested Restricted Stock shall be held in custody by the Corporation until the restrictions relating thereto otherwise lapse and the
           Participant shall deliver to the Corporation a stock power endorsed in blank relating to the Performance Vested Restricted Stock.

       4)  Awards of Performance Vested Restricted Stock shall also provide for an additional payment of cash to the Participant to the extent that the performance goals established with respect thereto have been exceeded, as provided in the Award Agreement, however, provided that the maximum cash payment with respect to any Award of Performance Vested
           Restricted Stock shall not exceed the dollar amount determined by multiplying (i) the
           Fair Market Value of the Stock as of the date the restrictions with regard to such Award lapse by (ii) one-half of the number of Performance Vested Restricted Shares set forth in the Award. Any such cash payment shall be made as soon as practicable after the restrictions with regard to the Performance Vested Restricted Stock to which the cash payment relates lapse.

SECTION 5: SHARES OF STOCK AVAILABLE UNDER PLAN

       a.  Subject to the adjustment provisions of Section 9 hereof, the number of shares of Stock with respect to which Awards may be granted under the Plan shall not exceed 1,100,000 shares of
           Stock; provided that no more than 550,000 of the shares of Stock available for Awards shall be available for Awards in the form of Performance Vested Restricted Stock; and provided further that no single Participant shall receive, in any one calendar year, Awards (i) in the form of
           Non-qualified Stock Options with respect to more than 150,000 shares of Stock and (ii) for more than 50,000 Performance Vested Restricted Shares, as determined for purposes of Code
           Section 162(m).
       b.  To the extent permitted under Section 16, any unexercised or undistributed portion of any terminated or forfeited Award shall be available for further Awards in addition to those available under Section 5(a) hereof. Shares surrendered by a Participant or retained by the
           Corporation in payment of applicable withholding taxes under Section 6(a)(4) hereof may, if permissible under Rule 16b-3 of the Exchange Act, also be available for further Awards.
       c.  The Stock which may be issued pursuant to an Award under the Plan may be authorized but unissued Stock, or Stock that is acquired, subsequently or in anticipation of the transaction, in the open market to satisfy the requirements of the Plan.

SECTION 6: AWARD AGREEMENTS

     Each Award under the Plan shall be evidenced by an Award Agreement setting forth the number of shares of Stock subject to the Award and such other terms and conditions applicable to the Award, as determined by the Committee, not inconsistent with the terms of the Plan.

       a.  Award Agreements shall include the following terms:

       1)  NON-ASSIGNABILITY. A provision that no Award shall be assignable or transferable except by will or by laws of descent and distribution and that, during the lifetime of a
           Participant, the Award shall be exercised only by such Participant or by his or her guardian or legal representative.
       2)  TERMINATION OF EMPLOYMENT.

       A.  A provision describing the treatment of an Award in the event of the retirement, disability, death or other termination of a Participant's employment with the
           Corporation or a Subsidiary, including but not limited to terms relating to the vesting, time for exercise, forfeiture or cancellation of an Award in such circumstances. Participants who terminate employment due to retirement, permanent disability, or death prior to the satisfaction of
                                       4

           applicable conditions and restrictions associated with their Award(s) may be entitled to a prorated Awards(s) as and to the extent determined by the Committee.
       B.  A provision that for purposes of the Plan, (i) a transfer of an Employee from the
           Corporation to a Subsidiary or affiliate of the Corporation, whether or not incorporated, or vice versa, or from one Subsidiary or affiliate of the Corporation to another, and (ii) a leave of absence, duly authorized in writing by the
           Corporation, shall not be deemed a termination of employment.
       C.  A provision describing the effect of an event of Cause on an Award.

       3)  RIGHTS AS A STOCKHOLDER. A provision stating that a Participant shall have no rights as a stockholder with respect to any Stock covered by an Award of a Non-qualified Stock Option until the date the Participant becomes the holder of record. Except as provided in
           Section 9 hereof, no adjustment shall be made for dividends or other rights, unless the
           Award Agreement specifically requires such adjustment.
       4)  WITHHOLDING. A provision requiring the withholding of applicable taxes required by law from all amounts paid in satisfaction of an Award. A Participant may satisfy the withholding obligation by (A) paying the amount of any taxes in cash, (B) with the approval of the Committee at the time applicable taxes are due or as provided in the
           Award Agreement, shares of Stock may be deducted from the payment to satisfy the obligation in full or in part, or (C) with the approval of the Committee at the time applicable withholding taxes are due or as provided in the Award Agreement, deliver already owned Stock to satisfy the obligation in full or in part. The amount of the withholding and the number of shares to be deducted shall be determined by the Committee with reference to the Fair Market Value of the Stock when the withholding is required to be made. Any use of Stock by an Insider for payment of applicable withholding taxes shall be subject to the provisions of Rule 16b-3 as to the manner and timing of the election.
       5)  EXECUTION. A provision stating that no Award is enforceable until the Award Agreement or a receipt has been signed by the Participant and the Corporation or a Subsidiary. By
           executing the Award Agreement or receipt, a Participant shall be deemed to have accepted and consented to any action taken under the Plan by the Committee, the Board of Directors or their delegates.
       6)  HOLDING PERIOD. In the case of an Award to an Insider: (A) of an equity security, a provision stating (or the effect of which is to require) that such security must be held for at least six (6) months (or such longer period as the Committee in its discretion specifies) from the date of acquisition; or (B) of a derivative security with a fixed exercise price within the meaning of Section 16, a provision stating (or the effect of which is to require) that at least six (6) months (or such longer period as the Committee in its discretion specifies) must elapse from the date of acquisition of the derivative security to the date of disposition of the derivative security (other than upon exercise or conversion) or its underlying equity security.

       b.  Award Agreements may include the following terms:

       1)  REPLACEMENT AND SUBSTITUTION. Any provisions (A) permitting the surrender of outstanding
           Awards or securities held by the Participant in order to exercise or realize rights under other Awards, or in exchange for the grant of new Awards

                                       5

           under similar or different terms or (B) requiring holders of Awards to surrender outstanding
           Awards as a condition precedent to the grant of new Awards under the Plan.
       2)  OTHER TERMS. Such other terms as the Committee may determine are necessary and appropriate to effect an Award to the Participant, including, but not limited to, the term of the Award, vesting provisions, any requirements for continued employment with the
           Corporation or a Subsidiary, any other restrictions or conditions (including performance goals) on the Award and the method by which restrictions or conditions lapse, the effect on the Award of a change in control of the Corporation, the price, amount or value of
           Awards, and the terms, if any, pursuant to which a Participant may elect to defer the receipt of cash or Stock under an Award.

SECTION 7: AMENDMENT AND TERMINATION

     The Board of Directors may at any time amend, suspend or discontinue the Plan, in whole or in part. The Committee may at any time alter or amend any or all Award Agreements under the Plan to the extent permitted by law, but no such alteration or amendment shall impair the rights of any holder of an Award without the holder's consent, except to preserve the Plan's qualification as a safe harbor plan under Section 16. However, no such action may, without approval of the stockholders of the Corporation, be effective with respect to (A) any Insider if such approval is required by Section 16, or (B) any Covered Employee if such approval is required by Code Section 162(m)(4)(C).

SECTION 8: ADMINISTRATION

       a.  The Plan and all Awards granted pursuant thereto shall be administered by a Committee of the
           Board of Directors, which Committee shall consist of not less than three (3) members of such
           Board of Directors and shall be constituted so as to permit the Plan to comply with the administration requirements of Rule 16b-3(c)(2)(i) and (ii) of the Exchange Act and Code
           Section 162(m)(4)(C). The members of the Committee shall be designated by the Board of
           Directors. Unless the Board provides otherwise, the Committee shall be the Executive
           Compensation and Bonus Committee of the Board of Directors. A majority of the members of the
           Committee shall constitute a quorum. The vote of a majority of a quorum shall constitute action by the Committee.
       b.  The Committee shall have the power to interpret and administer the Plan. All questions of interpretation with respect to the Plan, the number of shares of Stock or other security or rights granted and the terms of any Award Agreements, including the timing, pricing, and amounts of Awards, shall be determined by the Committee, and its determination shall be final and conclusive upon all parties in interest. The Committee's determinations under the Plan need not be uniform and may be made by it selectively among Employees who receive, or are eligible to receive, Awards under the Plan, whether or not such persons are similarly situated.
       c.  In the event of any conflict between an Award Agreement and this Plan, the terms of this Plan shall govern.
       d.  It is the intent of the Corporation that this Plan and Awards hereunder satisfy, and be interpreted in a manner that satisfies, (i) in the case of Participants who are or may be
           Insiders, the applicable requirements of Rule 16b-3 of the Exchange Act, so that such persons will be entitled to the benefits of Rule 16b-3, or other exemptive rules under Section 16, and will not be subjected to avoidable liability thereunder;

           (ii) with respect to Non-qualified Stock Options in the case of Participants who are or may be
           Covered Employees, the applicable requirements of Code Section 162(m) so that the tax deduction for the Corporation or a Subsidiary for remuneration in respect of this Plan for services performed by such Covered Employees with respect to such Non-qualified Stock Options, is not disallowed in whole or in part by the operation of such Code Section, and (iii) with respect to Performance Vested Restricted Stock in the case of Participants who are or may be
           Covered Employees, the applicable requirements of Code Section 162(m) to the extent designated by the Committee at the time of an Award. If any provision of this Plan or of any Award would otherwise frustrate or conflict with the intent expressed in this Section 8(d), that provision to the extent possible shall be interpreted and deemed amended so as to avoid such conflict.
           To the extent of any remaining irreconcilable conflict with such intent, such provision shall be deemed void as applicable to Insiders and/or Covered Employees, as applicable.
       e.  The Committee may delegate to the officers or employees of the Corporation and its
           Subsidiaries the authority to execute and deliver such instruments and documents, to do all such acts and things, and to take all such other steps deemed necessary, advisable or convenient for the effective administration of the Plan in accordance with its terms and purpose, except that the Committee may not delegate any discretionary authority with respect to substantive decisions or functions regarding the Plan or Awards thereunder as these relate to Insiders or Covered Employees, including, but not limited to, decisions regarding the timing, eligibility, pricing, amount or other material terms of such Awards.

SECTION 9: ADJUSTMENT PROVISIONS

       a.  In the event of any change in the outstanding shares of Stock by reason of a stock dividend or split, recapitalization, merger or consolidation (whether or not the Corporation is a surviving corporation), reorganization, combination or exchange of shares or other similar corporate changes or an extraordinary dividend payback in cash or property, the number of shares of Stock (or other securities) then remaining subject to this Plan, and the maximum number of shares that may be issued to any single participant pursuant to this Plan, including those that are then covered by outstanding Awards, shall (i) in the event of an increase in the number of outstanding shares, be proportionately increased and the price for each share then covered by an outstanding Award shall be proportionately reduced, and (ii) in the event of a reduction in the number of outstanding shares, be proportionately reduced and the price for each share then covered by an outstanding Award shall be proportionately increased.
       b.  The Committee shall make any further adjustments as it deems necessary to ensure equitable treatment of any holder of an Award as the result of any transaction affecting the securities subject to the Plan not described in (a), or as is required or authorized under the terms of any applicable Award Agreement.
       c.  The existence of the Plan and the Awards granted hereunder shall not affect or restrict in any way the right or power of the Board of Directors or the shareholders of the Corporation to make or authorize any adjustment, recapitalization, reorganization or other capital structure of its business, any merger or consolidation of the Corporation, any issue of bonds, debentures, preferred or prior preference stock ahead of or affecting the Stock or the rights thereof, the dissolution or liquidation of the Corporation or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding.

SECTION 10: CHANGE OF CONTROL

       a.  In the event of a change in control of the Corporation, in addition to any action required or authorized by the terms of an Award Agreement, the Committee may, in its sole discretion unless otherwise provided in an Award Agreement, take any of the following actions as a result, or in anticipation, of any such event:

       1)  accelerate time periods for purposes of vesting in, or realizing gain from, any outstanding Award made pursuant to this Plan;
       2)  offer to purchase any outstanding Award made pursuant to this Plan from the holder for its equivalent cash value, as determined by the Committee, as of the date of the change of control; or
       3)  make adjustments or modifications to outstanding Awards as the Committee deems appropriate to maintain and protect the rights and interests of Participants following such change of control.
Any such action approved by the Committee shall be conclusive and binding on the Corporation and all
Participants.

       b.  For purposes of this Section, a change of control shall include the following:

       1)  A tender offer or exchange offer is made whereby the effect of such offer is to take over and control the affairs of the Corporation, and such offer is consummated for the ownership of securities of the Corporation representing twenty percent (20%) or more of the combined voting power of the Corporation's then outstanding voting securities.
       2)  The Corporation is merged or consolidated with another corporation and, as a result of such merger or consolidation, less than seventy-five percent (75%) of the combined voting power of the outstanding voting securities of the surviving or resulting corporation shall then be owned in the aggregate by the former stockholders of the Corporation.
       3)  The Corporation transfers substantially all of its assets to another corporation or entity that is not a wholly owned subsidiary of the Corporation.
       4)  Any person (as such term is used in Sections 3(a)(9) and 13(d)(3) of the Exchange Act) is
           or becomes the beneficial owner, directly or indirectly, of securities of the Corporation representing twenty percent (20%) or more of the combined voting power of the
           Corporation's then outstanding securities, and the effect of such ownership is to take over and control the affairs of the Corporation.
       5)  As the result of a tender offer, merger, consolidation, sale of assets, or contested election, or any combination of such transactions, the persons who were members of the
           Board of Directors of the Corporation immediately before the transaction, cease to constitute at least a majority thereof.

SECTION 11: UNFUNDED PLAN

     The Plan shall be unfunded. No provision of the Plan or any Award Agreement will require the Corporation or its Subsidiaries, for the purpose of satisfying any obligations under the Plan, to purchase assets or place any assets in a trust or other entity to which contributions are made or otherwise to segregate any assets, nor will the Corporation or its Subsidiaries maintain separate bank accounts, books, records or other evidence of the existence of a segregated or separately maintained or administered fund for such purposes. Participants will have no rights under the Plan other than as unsecured general creditors of the Corporation and its Subsidiaries, except that insofar as they may have become entitled to payment of additional compensation by performance of services, they will have the same rights as other employees under generally applicable law.

SECTION 12: LIMITS OF LIABILITY

       a.  Any liability of the Corporation or a Subsidiary to any Participant with respect to an Award shall be based solely upon contractual obligations created by the Plan and the Award
           Agreement.
       b.  Neither the Corporation nor a Subsidiary, nor any member of the Board of Directors or of the
           Committee, nor any other person participating in any determination of any question under the
           Plan, or in the interpretation, administration or application of the Plan, shall have any liability to any party for any action taken or not taken in good faith under the Plan.

SECTION 13: RIGHTS OF EMPLOYEES

       a.  Status as an eligible Employee shall not be construed as a commitment that any Award will be made under this Plan to such eligible Employee or to eligible Employees generally.
       b.  Nothing contained in this Plan or in any Award Agreement (or in any other documents related to this Plan or to any Award or Award Agreement) shall confer upon any Employee or Participant any right to continue in the employ or other service of the Corporation or a Subsidiary or constitute any contract or limit in any way the right of the Corporation or a Subsidiary to change such person's compensation or other benefits or to terminate the employment or other service of such person with or without cause.

SECTION 14: TERM

     The Plan shall be adopted by the Board of Directors effective as of January 1, 1994, subject to approval by the Corporation's stockholders. The Committee may grant Awards prior to stockholder approval, provided, however, that Awards granted prior to such stockholder approval are automatically canceled if stockholder approval is not obtained at or prior to the period ending twelve months after the date the Plan is adopted. Notwithstanding anything to the contrary herein, no Award may be exercisable prior to the date stockholder approval is obtained. The Plan shall remain in effect until all Awards under the Plan have been exercised or terminated under the terms of the Plan and applicable Award Agreements, provided that Awards under the Plan may only be granted within ten years from the effective date of the Plan.

SECTION 15: REQUIREMENTS OF AND GOVERNING LAW

       a.  The Plan, the Award Agreements and all actions taken hereunder or thereunder shall be governed by, and construed in accordance with, the laws of the state of Maryland without regard to the conflict of law principles thereof.
       b.  Notwithstanding anything contained herein or in any Award Agreement to the contrary, the
           Corporation shall not be required to sell or issue shares of Stock hereunder if the issuance thereof would constitute a violation by the Participant or the Corporation of any provisions of any law or regulation of any governmental authority or any national securities exchange;
           and as a condition of any sale or issuance the Corporation may require such agreements or undertakings, if any, as the Corporation may deem necessary or advisable to assure compliance with any such law or regulation.

REPORT OF INDEPENDENT AUDITORS


To the Stockholders
Crown Central Petroleum Corporation



We have audited the accompanying consolidated balance sheets of Crown Central Petroleum Corporation and subsidiaries as of December 31, 1993 and 1992, and the related consolidated statements of operations, changes in common stockholders' equity, and cash flows for each of the three years in the period ended December 31, 1993. Our audits also included the financial statement schedules listed in the index at Item 14(a). These financial statements and schedules are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements and schedules based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.
An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Crown Central Petroleum Corporation and subsidiaries at December 31, 1993 and 1992, and the consolidated results of their operations and their cash flows for each of the three years in the period ended December 31, 1993, in conformity with generally accepted accounting principles. Also, in our opinion, the related financial statement schedules, when considered in relation to the basic financial statements taken as a whole, present fairly in all material respects the information set forth therein.

As discussed in Notes D and F of the consolidated financial statements, effective January 1, 1992, the Company changed its method of accounting for income taxes and postretirement benefits other than pensions.



                                                   Ernst & Young

Baltimore, Maryland
February 24, 1994

                              CROWN CENTRAL PETROLEUM CORPORATION
                                        P.O. BOX 1168
                                  BALTIMORE, MARYLAND 21203

                               PROXY FOR CLASS A COMMON STOCK
                        Solicited on behalf of the Board of Directors
                    for the Annual Meeting of Stockholders-April 28, 1994

Reserving the right of revocation, the undersigned hereby appoints as his or her proxy or proxies, with full power of substitution, Thomas L. Owsley, Dolores B. Rawlings, and Henry A. Rosenberg, Jr., or any one or more of them, to vote all Class A Common Stock of the undersigned at the Annual Meeting of Stockholders of Crown Central Petroleum Corporation, a Maryland corporation, to be held at the offices of the Corporation, One North Charles Street, Baltimore, Maryland on Thursday, April 28, 1994 or at any ajournment of said meeting, on the following matters.

                     (Continued and to be signed, on other side)




THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE NOMINEES LISTED AND A VOTE FOR THE APPROVAL OF THE
1994 LONG-TERM INCENTIVE PLAN.



1.  For the election of ten (10) directors
  VOTE FOR all           VOTE WITHHELD       Nominees: Jack Africk, George L. Bunting, Jr., Michael F. Dacey, Charles L. Dunlap,
nominees listed        from all nominees     Robert M. Freeman, Patricia A. Goldman, William L. Jews, Henry A. Rosenberg, Jr.,
(except as written                           Phillip W. Taff and Bailey A. Thomas
  to the right)                              (Check only one box)

       []                     []             -----------------------------------------------------------------------------------

2.  For the approval of the 1994   3.  In their discretion on any other matter or matters   This proxy when properly executed will
    Long-Term Incentive Plan           which may properly come before said meeting or       be voted in the manner directed by the
                                       any adjournment thereof.                             undersigned stockholder. If no direction
                                                                                            is made, this proxy will be voted for
                                                                                            the election of the nominees named and
                                                                                            for approval of the 1994 Long-Term
                                                                                            Incentive Plan.
     FOR    AGAINST  ABSTAIN                FOR    AGAINST  ABSTAIN

     []       []       []                   []       []       []

                                                                                            Dated:_________day of________, 1994

                                                                                            -----------------------------------
                                                                                                         (Signature)

                                                                                            -----------------------------------
                                                                                                 (Signature if held jointly)

                                                                                            This proxy should be signed by the
                                                                                            stockholder in person. If a joint
                                                                                            account, all joint owners should
                                                                                            sign.

                                                                                            PLEASE MARK, DATE, SIGN AND RETURN
                                                                                            THIS PROXY IN THE ENCLOSED ENVELOPE.



                              CROWN CENTRAL PETROLEUM CORPORATION
                                        P.O. BOX 1168
                                  BALTIMORE, MARYLAND 21203

                               PROXY FOR CLASS B COMMON STOCK
                        Solicited on behalf of the Board of Directors
                    for the Annual Meeting of Stockholders-April 28, 1994

Reserving the right of revocation, the undersigned hereby appoints as his or her proxy or proxies, with full power of substitution, Thomas L. Owsley, Dolores B. Rawlings, and Henry A. Rosenberg, Jr., or any one or more of them, to vote all Class B Common Stock of the undersigned at the Annual Meeting of Stockholders of Crown Central Petroleum Corporation, a Maryland corporation, to be held at the offices of the Corporation, One North Charles Street, Baltimore, Maryland on Thursday, April 28, 1994 or at any ajournment of said meeting, on the following matters.

                     (Continued and to be signed, on other side)




THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE NOMINEES LISTED AND A VOTE FOR THE APPROVAL OF THE
1994 LONG-TERM INCENTIVE PLAN.



1.  For the election of two (2) directors
  VOTE FOR all           VOTE WITHHELD       Nominees: Thomas M. Gibbons and Malcolm McNair
nominees listed        from all nominees     (Check only one box)
(except as written
  to the right)

       []                     []             -----------------------------------------------------------------------------------

2.  For the approval of the 1994   3.  In their discretion on any other matter or matters   This proxy when properly executed will
    Long-Term Incentive Plan           which may properly come before said meeting or       be voted in the manner directed by the
                                       any adjournment thereof.                             undersigned stockholder. If no direction
                                                                                            is made, this proxy will be voted for
                                                                                            the election of the nominees named and
                                                                                            for approval of the 1994 Long-Term
                                                                                            Incentive Plan.
     FOR    AGAINST  ABSTAIN                FOR    AGAINST  ABSTAIN

     []       []       []                   []       []       []

                                                                                            Dated:_________day of________, 1994

                                                                                            -----------------------------------
                                                                                                         (Signature)

                                                                                            -----------------------------------
                                                                                                 (Signature if held jointly)

                                                                                            This proxy should be signed by the
                                                                                            stockholder in person. If a joint
                                                                                            account, all joint owners should
                                                                                            sign.

                                                                                            PLEASE MARK, DATE, SIGN AND RETURN
                                                                                            THIS PROXY IN THE ENCLOSED ENVELOPE.

